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EXHIBIT 11


               STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                                          QUARTER ENDED                  SIX MONTHS ENDED
                                                  ----------------------------      ----------------------------
                                                    JUNE 28,         JUNE 30,         JUNE 28,         JUNE 30,
                                                      1996             1995             1996             1995
                                                  -----------      -----------      ------------     -----------
PRIMARY (a)
Earnings (loss)
  Income before extraordinary item                $    37,860      $    11,855      $    63,449           $2,941
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                                                         9,535
                                                  -----------      -----------      ------------     -----------
  Net income                                           37,860           11,855           72,984            2,941
  Preferred dividend requirement                                        (3,019)                           (6,038)
                                                  -----------      -----------      ------------     -----------
  Income (loss) applicable to common shares       $    37,860      $     8,836      $    72,984          ($3,097)
                                                  ===========      ===========      ============     ===========

Shares
  Weighted average common shares outstanding           53,778           52,734           53,546           52,613
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                            639              113              397
                                                  -----------      -----------      ------------     -----------
  Weighted average common shares
    and equivalents                                    54,417           52,847           53,943           52,613
                                                  ===========      ===========      ============     ===========

Earnings (loss) per common share:
  Income (loss) before extraordinary item         $      0.70      $      0.17      $      1.18           ($0.06)
  Extraordinary gain, net                                                                  0.17
                                                  -----------      -----------      ------------     -----------
                                                  $      0.70      $      0.17      $      1.35           ($0.06)
                                                  ===========      ===========      ============     ===========

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
                                                          QUARTER ENDED                   SIX MONTHS ENDED
                                                  ----------------------------      ----------------------------
                                                    JUNE 28,         JUNE 30,         JUNE 28,         JUNE 30,
                                                      1996             1995             1996             1995
                                                  -----------      -----------      -----------      -----------
FULLY DILUTED
Earnings
  Income before extraordinary item                $    37,860      $    11,855      $    63,449      $     2,941
  Adjustment for interest and amortization
    of debt issue costs on 7% Convertible
    Debentures, net of estimated tax effects            2,525                             5,113
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects            2,450            2,480            4,900            4,959
                                                  -----------      -----------      -----------      -----------
  Income before extraordinary item                     42,835           14,335           73,462            7,900
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                                                         9,535
                                                  -----------      -----------      -----------      -----------
  Net income, as adjusted                         $    42,835      $    14,335      $    82,997      $     7,900
                                                  ===========      ===========      ===========      ===========

Shares
  Weighted average common shares outstanding           53,778           52,734           53,546           52,613
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                          1,103              178            1,126              191
  Adjustment for shares issuable upon assumed
    conversion of 7% Convertible Debentures             7,107                             7,195
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures             4,132            4,132            4,132            4,132
  Adjustment for shares issuable upon assumed
    conversion of $3.50 Convertible
    Exchangeable Preferred Stock                                         7,340                             7,340
                                                  -----------      -----------      -----------      -----------
  Weighted average common shares
    and equivalents, as adjusted                       66,120           64,384           65,999           64,276
                                                  ===========      ===========      ===========      ===========

Earnings per common share:
  Income before extraordinary item                $      0.65      $      0.22      $      1.11      $      0.12
  Extraordinary gain, net                                                                  0.15
                                                  -----------      -----------      -----------      -----------
                                                  $      0.65(a)   $      0.22(b)   $      1.26(a)   $      0.12(b)
                                                  ===========      ===========      ===========      ===========


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
                                                          QUARTER ENDED                   SIX MONTHS ENDED
                                                  ---------------  -----------      ----------------------------
                                                    JUNE 28,         JUNE 30,         JUNE 28,         JUNE 30,
                                                      1996             1995             1996             1995
                                                  -----------      -----------      -----------      -----------
SUPPLEMENTARY (c)
Earnings
  Income before extraordinary item                $    37,860                       $    63,449
  Adjustment for interest and amortization
    of debt issue costs on 7% Convertible
    Debentures, net of estimated tax effects            2,523                             5,110
                                                  -----------                       -----------
  Income before extraordinary item                     40,383                            68,559
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                                                         9,535
                                                  -----------                       -----------
  Net income, as adjusted                         $    40,383                       $    78,094
                                                  ===========                       ===========

Shares
  Weighted average common shares outstanding           53,778                            53,546
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                            639                               397
  Adjustment for shares issuable assuming the
    conversion of 7% Convertible Debentures
    occurred at the beginning of the period             7,104                             7,193
                                                  -----------                       -----------
  Weighted average common shares
    and equivalents, as adjusted                       61,521                            61,136
                                                  ===========                       ===========

Earnings per common share:
  Income before extraordinary item                $      0.66                       $      1.12
  Extraordinary gain, net                                                                  0.16
                                                  -----------      -----------      -----------      -----------
                                                  $      0.66            N/A        $      1.28            N/A
                                                  ===========      ===========      ===========      ===========


(a) These figures agree with the related amounts in the Consolidated Statement

(b) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result.
(c) On June 12, 1996, Storage Technology Corporation called for the redemption on July 12, 1996, of all its outstanding 7% Convertible Subordinated Debentures Due 2008. Substantially all of the 7% Convertible Subordinated Debentures were converted into common stock on or before July 12, 1996.
    The supplemental earnings per share amounts reflect the primary earnings per share amounts as if the conversion had occurred at the beginning of the period.